Exhibit 10.45
CONTRACT
THIS AGREEMENT, is dated as of 31st day of May, in year 2007, by and between First United Ethanol, LLC (hereinafter called OWNER) and Southern Concrete Construction Co., Inc. (hereinafter called CONTRACTOR).
WITNESSETH: That for and in consideration of the payments and agreements hereinafter set forth, to be made and performed by the OWNER, the CONTRACTOR hereby agrees with the OWNER to commence and complete the construction generally described as follows:
The construction of a bridge over the loop track at First United Ethanol, LLC, Camilla, GA. This includes all labor, materials, and equipment according to Georgia Department of Transportation Specifications Standards to complete this work.
433-1200 – Reinforced Concrete Approach Slab – 230 SY
441-0004 – Concrete Slope Paving, 4” – 512 SY
441-0301 – Concrete Spillway, Type I – 2 EA
500-0100 – Groved Concrete – 534 SY
500-1006 – Superstructure Concrete, Class AA – 166 CY
500-2100 – Concrete Barrier – 308 LF
500-3101 – Substructure Concrete, Class A – 105 CY
507-9002 – AASHTO PSC Beams, Type II – 785 LF
511-1000 – Substructure Reinforcing Steel – 20458 LB
511-3000 – Superstructure Reinforcing Steel – 43940 LB
520-1125 – Piling In Place, Steel H, HP 12X53 – 1046 LF
Hereinafter called the project, for the lump sum price of (in words and figures): eight hundred forty nine thousand nine hundred thirty eight dollars and thirty cents ($849,938.30) under the terms as stated in the Contract; and at the Contractor’s own proper cost and expense to furnish all the materials, and other accessories and services necessary to complete the said project in accordance with the conditions stated in the plans or written explanatory matter thereof.
The OWNER agrees to pay the CONTRACTOR in current funds for the performance of the contract, subject to additions and deductions, and to make payments on account thereof. The CONTRACTOR will submit a pay request on the last day of each month and payment from the OWNER is expected by the 15th of the following month. At the OWNERS request, a pay schedule can be made available by the CONTRACTOR.

IN WYHITNESS WHEREOF, OWNER and CONTRACTOR have signed this Agreement. This agreement will be effective in the year and day first above mentioned.

First United Ethanol, LLC	Southern Concrete Construction Co., Inc.

Owner	Contractor

P.O. Box 386, Camilla, GA 31730	P.O. Box 711, Albany, GA 31702

Address	Address

License No.

Fed. Tax I.D. No.	58-0827830

By:	/s/ Anthony J. Flagg	By:	/s/ Billy Willis

Anthony J. Flagg

Name & Title	Name & Title

Attest:	Attest:

(Corporate Seal)	(Corporate Seal)

HOLLY D. POLLOCK	NICOLE HOFFMAN
Notary Public	Notary Public
STATE OF GEORGIA	STATE OF GEORGIA
My Comm. Exp. 7/10/07	My Comm. Exp. 8/23/08
Worth County